                                                        PART I - EXHIBIT 11
                              THE HILLHAVEN CORPORATION

                   Statement Re:  Computation of Per Share Earnings
                       (in thousands, except per share amounts)
                                         Three Months Ended  Nine Months Ended
                                            February 28,        February 28,
                                           1994      1993      1994      1993
                                         ________  ________  ________  ________
     FOR PRIMARY EARNINGS PER SHARE

     Shares outstanding at beginning
       of period (1) <F1>                  21,020   20,911     20,979    20,883
     Shares issued upon exercise of
       stock options                            9       10         34        20
     Restricted share awards, net             ---       76         (5)       25
     Shares issued upon conversion
       of debentures                            4      ---          1       ---
     Dilutive effect of outstanding stock
       options and contingent shares          210      222        213       187
     Dilutive effect of warrants held
       by NME                               2,739    2,590      2,438     2,003
                                          _______  _______    _______   _______
     Weighted average number of shares
       and share equivalents
       outstanding (2) <F2>                23,982   23,809     23,660    23,118
                                          _______  _______    _______   _______

     Income before extraordinary charge
       and cumulative effect of
       accounting change                  $11,707  $ 9,432    $45,543   $29,352
     Adjustments related to proceeds
       from exercise of options
       and warrants under the
       "modified treasury stock" method       ---      ---        ---       478

     Preferred stock dividends             (2,645)    (722)    (6,012)   (2,166)
                                          _______  _______    _______   _______

     Adjusted income                        9,062    8,710     39,531    27,664

     Extraordinary charge, net of income
       taxes                                  (73)    (565)    (1,013)     (565)
     Cumulative effect of change in
       accounting for income taxes            ---      ---        ---    (1,103)
                                          _______  _______    _______   _______

     Net income as adjusted               $ 8,989  $ 8,145    $38,518   $25,996
                                          _______  _______    _______   _______

     Primary earnings per share:

     Income before extraordinary
       charge and cumulative
       effect of accounting change        $   .37  $   .36    $  1.67   $  1.19
     Extraordinary charge                     ---     (.02)      (.04)     (.02)
     Cumulative effect of change in
       accounting for income taxes            ---      ---        ---      (.05)
                                          _______  _______    _______   _______
       Net income                         $   .37  $   .34    $  1.63   $  1.12
                                          _______  _______    _______   _______

                               (Continued on next page)

                                                             PART I - EXHIBIT 11
                              THE HILLHAVEN CORPORATION

                   Statement Re:  Computation of Per Share Earnings
                       (in thousands, except per share amounts)
                                         Three Months Ended  Nine Months Ended
                                            February 28,        February 28,
                                           1994      1993      1994      1993
                                         ________  ________  ________  ________
     FOR FULLY DILUTED EARNINGS PER SHARE

     Weighted average number of shares
       used in primary calculation         23,982   23,809     23,660    23,118
     Additional dilutive effect of
       stock options and warrants             292      ---        580        10
     Assumed conversion of convertible
       debentures                           8,218    8,384      8,329     5,841
                                          _______  _______    _______   _______

     Fully diluted weighted average
       number of shares (2) <F2>           32,492   32,193     32,569    28,969
                                          _______  _______    _______   _______

     Income before operations,
       extraordinary charge and
       cumulative effect of accounting
       change, adjusted per primary
       calculation                        $ 9,062  $
                                                     8,710    $39,531   $27,664
     Adjustments for interest expense
       and related income taxes             1,729    2,649      5,049     5,396
                                          _______  _______    _______   _______

     Adjusted income used in fully
       diluted calculation                 10,791   11,359     44,580    33,060

     Extraordinary charge, net of
       income taxes                           (73)    (565)    (1,013)     (565)
     Cumulative effect of change in
       accounting for income taxes            ---      ---        ---    (1,103)
                                          _______  _______    _______   _______

                                          $10,718  $10,794    $43,567   $31,392
                                          _______  _______    _______   _______
     Fully diluted earnings per share:
       Income before extraordinary
         charge and cumulative effect
         of accounting change             $   .33  $   .35    $  1.37   $  1.14
       Extraordinary charge                   ---     (.01)      (.03)     (.02)
       Cumulative effect of change in
       accounting for income taxes            ---      ---        ---      (.04)
                                          _______  _______    _______   _______

       Net income (3) <F3>                $   .33  $   .34    $  1.34   $  1.08
                                          _______  _______    _______   _______

     ----------
     [FN]
     (1)<F1> Share amounts have been adjusted for the effect of a one-for-five reverse stock split effective November 1, 1993.
     (2)<F2> All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.










     (3)<F3> The calculations for the three and nine months ended February 28, 1993 are submitted in accordance with Regulation S-K item 601(b)(11) although they are contrary to paragraph 37 of APB Opinion No. 15.